Exhibit 99.1

         NovaStar Financial Common Stock Will Trade Adjusted For A One-
             for-Four Reverse Stock-Split on Monday, July 30, 2007

KANSAS  CITY,  Mo. - July 27,  2007 - NovaStar  Financial,  Inc.  (NYSE:NFI),  a
residential  lender and mortgage  portfolio  manager,  today  announced  that it effected a  one-for-four  reverse stock split of its  outstanding  common stock.
NovaStar's  common stock will trade,  adjusted for a one-for-four  reverse stock split, on Monday, July 30, 2007 under a new CUSIP number - 669947889.

As a result of the reverse  stock split,  every four shares of common stock were changed into one share of common stock. No fractional  shares of common stock of
NovaStar were issued upon the effectiveness of the reverse stock split. Instead, each stockholder otherwise entitled to a fractional share is entitled to receive in lieu  thereof  cash in an amount  equal to the  product of the  fraction of a share multiplied by the closing price of NovaStar's  common stock as reported by the New York Stock  Exchange on July 27,  2007.  Stockholders  will be receiving information from NovaStar's transfer agent regarding the mechanics of exchanging their  share  certificates  and  receiving  cash in lieu of  fractional  shares.

Immediately  after the reverse stock split,  NovaStar had  50,000,000  shares of common stock,  par value $0.01 per share,  authorized,  approximately  9,469,910
shares  of  common  stock,   par  value  $0.01  per  share,   outstanding,   and
approximately  40,530,090  shares of common  stock,  par value  $0.01 per share, authorized  but  unissued.  No changes  were made to the  number of  outstanding shares of NovaStar's  8.90% Series C Cumulative  Redeemable  Preferred  Stock or
NovaStar's 9.00% Series D1 Mandatory  Convertible Preferred Stock as a result of the reverse stock split.

About NovaStar

NovaStar  Financial,  Inc.  (NYSE:NFI)  is  a  specialty  finance  company  that originates, purchases, securitizes, sells and invests in nonconforming loans and mortgage-backed  securities.  The Company  also  services a large  portfolio  of
residential   nonconforming   loans.   NovaStar   specializes  in  single-family
mortgages,  involving  borrowers  whose  loan  size,  credit  details  or  other circumstances fall outside conventional  mortgage agency guidelines.  Founded in
1996,  NovaStar  efficiently  brings together the capital markets,  a nationwide network of independent  mortgage brokers and American  families  financing their homes.  NovaStar is  headquartered  in Kansas  City,  Missouri,  and has lending operations nationwide.

For more information, please reference our website at www.novastarmortgage.com.

This press release may contain forward-looking  statements within the meaning of
Section  21E of the  Securities  Exchange  Act of 1934,  as  amended,  regarding management's

beliefs, estimates,  projections, and assumptions. Actual results and operations for any future  period may vary  materially  from past results.  Some  important factors  that  could  cause  actual  results  to differ  materially  from  those
anticipated   include:   our  ability  to  consummate  our  recently   announced
transactions,  our ability to generate sufficient  liquidity on favorable terms;
our ability to sell loans we originate in the market place; the size,  frequency and  structure  of our  securitizations;  impairments  on our  mortgage  assets;
increases in prepayment or default  rates on our mortgage  assets;  increases in
loan  repurchase  requests;   inability  of  potential  borrowers  to  meet  our
underwriting guidelines;  changes in assumptions regarding estimated loan losses and fair value  amounts;  finalization  of the amount and terms of any severance provided to terminated  employees;  finalization of the accounting impact of our previously  announced  reduction in  workforce;  events  impacting  the subprime mortgage  industry in general,  including  events  impacting our competitors and liquidity  available to the industry;  the  initiation of margin calls under our credit  facilities;  the ability of our  servicing  operations  to maintain high performance standards and maintain appropriate ratings from rating agencies; our
ability  to  generate   acceptable   origination  volume  while  maintaining  an
acceptable level of overhead;  the stability of residual  property  values;  our continued status as a REIT; interest rate fluctuations on our assets that differ from our  liabilities;  the outcome of litigation or regulatory  actions pending against us or other legal  contingencies;  our compliance with applicable local, state and federal laws and regulations or opinions of counsel  relating  thereto and the impact of new local,  state or federal  legislation  or  regulations  or opinions  of counsel  relating  thereto or court  decisions  on our  operations;
compliance with new accounting  pronouncements;  the impact of general  economic conditions;  our ability to adapt to and implement  technological  changes;  our ability to successfully  integrate acquired business or assets with our existing business;  and the risks that are from time to time included in our filings with the SEC,  including our Annual Report on Form 10-K,  for the year ended December
31, 2006, and our quarterly report on form 10-Q, for the period ending March 31,
2007.  Other factors not presently  identified  may also cause actual results to differ. Words such as "believe," "expect," "anticipate,"  "promise," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs  such as  "will,"  "would,"  "should,"  "could,"  or "may"  are  generally intended to identify forward-looking  statements. This press release speaks only as of its date and we  expressly  disclaim  any duty to update  the  information herein.

Media Relations Contact
Richard M. Johnson
913.649.8885

Investor Relations Contact
Jeffrey A. Gentle
816.237.7424